Exhibit 10.1

AMENDMENT TO
EMPLOYMENT AGREEMENT

The Employment Agreement dated June 17, 2013 between Duke Energy Corporation and Lynn J. Good (the “Agreement”) is amended, effective as of June 25, 2015, as follows:

1.                            Section 4(a) of the Agreement is hereby amended by deleting the amount of “$1,200,000” where it appears and replacing it with “$1,250,000”.

2.                              Section 4(b) of the Agreement is hereby amended by (i) deleting the percentage “125%” in the first place that it appears and replacing it with “not less than 140%”, and (ii) adding the following sentence to the end thereof:  “If the Target Bonus Opportunity is increased during the Term, then such adjusted target opportunity will thereafter be the Target Bonus Opportunity for all purposes under this Agreement.”

3.                            Section 5(b) of the Agreement is hereby amended by deleting the percentage “450%” and replacing it with “not less than 600%.”

4.                               Except as explicitly set forth herein, the Agreement will remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this amendment as of the day and year first above written.

DUKE ENERGY CORPORATION

/s/ E. Marie McKee
By: E. Marie McKee
Title: Chair, Compensation Committee

EXECUTIVE

/s/ Lynn J. Good
By: Lynn J. Good